Exhibit 10.20
LIMITED LIABILITY COMPANY RESOLUTION TO BORROW / GRANT COLLATERAL

Principal	Loan Date	Maturity	Loan No	Call / Coll	Account	Officer	Initials
$3,517,572.00	03-23-2007	03-23-2008	3787	2200		242
References in the shaded area are for Lender’s use only and do not limit the applicability of this document to any particular loan or item. Any item above containing “***” has been omitted due to text length limitations.

Company:	Homeland Energy Solutions, LLC (TIN:	Lender:	Home Federal Savings Bank
	48-1200438)		Business Banking
	106 W Main, PO Box C		1016 Civic Center Dr NW Suite 300
	Riceville, IA 50466		Rochester, MN 55901
WE, THE UNDERSIGNED, DO HEREBY CERTIFY THAT:
THE COMPANY’S EXISTENCE. The complete and correct name of the Company is Homeland Energy Solutions, LLC (“Company”). The Company is a limited liability company which is, and at all times shall be, duly organized, validly existing, and in good standing under and by virtue of the laws of the State of Iowa. The Company is duly authorized to transact business in all other states in which the Company is doing business, having obtained all necessary filings, governmental licenses and approvals for each state in which the Company is doing business, Specifically, the Company is, and at all times shall be, duly qualified as a foreign limited liability company in all states in which the failure to so qualify would have a material adverse effect on its business or financial condition. The Company has the full power and authority to own its properties and to transact the business in which it is presently engaged or presently proposes to engage. The Company maintains an office at 106 W Main, PO Box C, Riceville, IA 50466. Unless the Company has designated otherwise in writing, the principal office is the office at which the Company keeps its books and records. The Company will notify Lender prior to any change in the location of The Company’s state of organization or any change in The Company’s name. The Company shall do all things necessary to preserve and to keep in full force and effect its existence, rights and privileges, and shall comply with all regulations, rules, ordinances, statutes, orders and decrees of any governmental or quasi-governmental authority or court applicable to the Company and The Company’s business activities.
RESOLUTIONS ADOPTED. At a meeting of the members of the Company, duly called and held on March 23, 2007, at which a quorum was present and voting, or by other duly authorized action in lieu of a meeting, the resolutions set forth in this Resolution were adopted.
MEMBERS. The following named persons are members of Homeland Energy Solutions, LLC:

NAMES	TITLES	AUTHORIZED		ACTUAL SIGNATURES
Steve Eastman	President	Y	X	/s/ Stephen K. Eastman

Bernard Retterath	Treasurer	Y	X	/s/ Bernard Retterath

ACTIONS AUTHORIZED. Any two (2) of the authorized persons listed above may enter into any agreements of any nature with Lender, and those agreements will bind the Company. Specifically, but without limitation, any two (2) of such authorized persons are authorized, empowered, and directed to do the following for and on behalf of the Company:
Borrow Money. To borrow, as a cosigner or otherwise, from time to time from Lender, on such terms as may be agreed upon between the Company and Lender, such sum or sums of money as in their judgment should be borrowed, without limitation.
Execute Notes. To execute and deliver to Lender the promissory note or notes, or other evidence of the Company’s credit accommodations, on Lender’s forms, at such rates of interest and on such terms as may be agreed upon, evidencing the sums of money so borrowed or any of the Company’s indebtedness to Lender, and also to execute and deliver to Lender one or more renewals, extensions, modifications, refinancings, consolidations, or substitutions for one or more of the notes, any portion of the notes, or any other evidence of credit accommodations.
Grant Security. To mortgage, pledge, transfer, endorse, hypothecate, or otherwise encumber and deliver to Lender any property now or hereafter belonging to the Company or in which the Company now or hereafter may have an interest, including without limitation all of the Company’s real property and all of the Company’s personal property (tangible or intangible), as security for the payment of any loans or credit accommodations so obtained, any promissory notes so executed (including any amendments to or modifications, renewals, and extensions of such promissory notes), or any other or further indebtedness of the Company to Lender at any time owing, however the same may be evidenced, Such property may be mortgaged, pledged, transferred, endorsed, hypothecated or encumbered at the time such loans are obtained or such indebtedness is incurred, or at any other time or times, and may be either in addition to or in lieu of any property theretofore mortgaged, pledged, transferred, endorsed, hypothecated or encumbered.
Execute Security Documents. To execute and deliver to Lender the forms of mortgage, deed of trust, pledge agreement, hypothecation agreement, and other security agreements and financing statements which Lender may require and which shall evidence the terms and conditions under and pursuant to which such liens and encumbrances, or any of them, are given; and also to execute and deliver to Lender any other written instruments, any chattel paper, or any other collateral, of any kind or nature, which Lender may deem necessary or proper in connection with or pertaining to the giving of the liens and encumbrances. Notwithstanding the foregoing, any one of the above authorized persons may execute, deliver, or record financing statements.
Negotiate Items. To draw, endorse, and discount with Lender all drafts, trade acceptances, promissory notes, or other evidences of indebtedness payable to or belonging to the Company or in which the Company may have an interest, and either to receive cash for the same or to cause such proceeds to be credited to the Company’s account with Lender, or to cause such other disposition of the proceeds derived therefrom as they may deem advisable.
Further Acts. In the case of lines of credit, to designate additional or alternate individuals as being authorized to request advances under such lines, and in all cases, to do and perform such other acts and things, to pay any and all fees and costs, and to execute and deliver such other documents and agreements as the members may in their discretion deem reasonably necessary or proper in order to carry into effect the provisions of this Resolution.
ASSUMED BUSINESS NAMES. The Company has filed or recorded all documents or filings required by law relating to all assumed business names used by the Company. Excluding the name of the Company, the following is a complete list of all assumed business names under which the Company does business: None.

LIMITED LIABILITY COMPANY RESOLUTION TO BORROW / GRANT COLLATERAL

Loan No: 3787	(Continued)	Page 2
NOTICES TO LENDER. The Company will promptly notify Lender in writing at Lender’s address shown above (or such other addresses as Lender may designate from time to time) prior to any (A) change in the Company’s name; (B) change in the Company’s assumed business name(s); (C) change in the management or in the Members of the Company; ID) change in the authorized signer(s); (E) change in the Company’s principal office address; (F) change in the Company’s state of organization; (GI conversion of the Company to a new or different type of business entity; or (H) change in any other aspect of the Company that directly or indirectly relates to any agreements between the Company and Lender. No change in the Company’s name or state of organization will take effect until after Lender has received notice.
CERTIFICATION CONCERNING MEMBERS AND RESOLUTIONS. The members named above are duly elected, appointed, or employed by or for the Company, as the case may be, and occupy the positions set opposite their respective names. This Resolution now stands of record on the books of the Company, is in full force and effect, and has not been modified or revoked in any manner whatsoever.
CONTINUING VALIDITY. Any and all acts authorized pursuant to this Resolution and performed prior to the passage of this Resolution are hereby ratified and approved. This Resolution shall be continuing, shall remain in full force and effect and Lender may rely on it until written notice of its revocation shall have been delivered to and received by Lender at Lender’s address shown above (or such addresses as Lender may designate from time to time). Any such notice shall not affect any of the Company’s agreements or commitments in effect at the time notice is given.
IN TESTIMONY WHEREOF, we have hereunto set our hand and attest that the signatures set opposite the names listed above are their genuine signatures.
We each have read all the provisions of this Resolution, and we each personally and on behalf of the Company certify that all statements and representations made in this Resolution are true and correct, This Limited Liability Company Resolution to Borrow / Grant Collateral is dated March 23, 2007. We acknowledge receipt of a completed copy of this Limited Liability Company Resolution to Borrow / Grant Collateral.

CERTIFIED TO AND ATTESTED BY:

X	/s/ Stephen K. Eastman
Steve Eastman, President of Homeland Energy Solutions, LLC

X	/s/ Bernard Retterath
Bernard Retterath, Treasurer of Homeland Energy Solutions, LLC
NOTE: If the members signing this Resolution are designated by the foregoing document as one of the members authorized to act on the Company’s behalf, it is advisable to have this Resolution signed by at least one non-authorized member of the Company.